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Please refer to the Proxy Statement discussion of these proposals. THE PROXY
WILL BE VOTED FOR THE PROPOSALS IF YOU DO NOT SPECIFY OTHERWISE. Your appointed
              ---
attorneys will vote any other matters that arise at the meeting in accordance with their best judgement. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF
                                                                    ---
THE FOLLOWING:

           Please fold and detach card at perforation before mailing.

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Please fill in box(es) as shown using black or blue ink or number 2 pencil. / X
                                       /

              PLEASE DO NOT USE FINE POINT PENS.
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1.                                              To elect the directors listed below.
                                                (01) Calvin W. Burnett, (02) Anthony W. Deering, (03) Donald W. Dick, Jr.,
                                                (04) David K. Fagin, (05) F. Pierce Linaweaver, (06) Hanne M. Merriman,
                                                (07) John G. Schreiber, (08) Hubert D. Vos, (09) Paul M. Wythes,
                                                (10) John H. Laporte, (11) James S. Riepe and (12) M. David Testa
                                                INSTRUCTION:
                                                TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE

                                                NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.
                                                _______________________________________________________________________________


2.                                              To amend the Articles of Incorporation to authorize creating different series and classes of shares, to add other related provisions and to conform the provisions describing series and classes to those standard for other T. Rowe Price funds.
3.                                              To amend the Articles of Incorporation to eliminate the provision restricting ownership of portfolio securities by officers and directors of the fund and
                                                T. Rowe Price.
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                                          PLEASE SIGN, DATE, AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.

                                          NOTE:  Please sign exactly as name
                                          appears on this proxy. Joint owners
                                          should each sign personally. Directors
                                          and other fiduciaries should indicate
                                          the capacity in which they sign, and
                                          where more


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                                          than one name appears, a majority must
                                          sign. If a corporation, this signature
                                          should be that of an authorized
                                          officer who should state his or her
                                          title.


_______________________________________

                                          Signature(s) (and Title(s), if
applicable)

                                          Date_____________________



                                                                             NHF